Exhibit 24.0

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kim E. Marco and Richard L. Harbaugh as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-1, Notice of Mutual Holding Company Reorganization, and Form MHC-2, Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company, (collectively, the “Applications”) by Equitable Federal Savings Bank of Grand Island or Equitable Financial Corp., and the Registration Statement on Form SB-2 by Equitable Financial Corp. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Applications and the Registration Statement on Form SB-2 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Date
/s/ Richard L. Harbaugh	July 15, 2005
Richard L. Harbaugh
Chairman of the Board, President and Chief Executive Officer
(principal executive officer)
Equitable Financial Corp.

President, Chief Executive Officer and Director
(principal executive officer)
Equitable Federal Savings Bank of Grand Island

/s/ Kim E. Marco	July 15, 2005
Kim E. Marco
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)
Equitable Financial Corp.

Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)
Equitable Federal Savings Bank of Grand Island

/s/ H. Lawrence Hanson	July 15, 2005
H. Lawrence Hanson
Director
Equitable Financial Corp.

Chairman of the Board
Equitable Federal Savings Bank of Grand Island

/s/ Gary L. Hedman	July 15, 2005
Gary L. Hedman
Director
Equitable Financial Corp.

Director
Equitable Federal Savings Bank of Grand Island

/s/ Joanne Roush Holmes	July 15, 2005
Joanne Roush Holmes
Director
Equitable Financial Corp.

Director
Equitable Federal Savings Bank of Grand Island

/s/ Pamela L. Price	July 15, 2005
Pamela L. Price
Director
Equitable Financial Corp.

Director
Equitable Federal Savings Bank of Grand Island

/s/ Jonas A. Proffitt, M.D.	July 15, 2005
Jonas A. Proffitt, M.D.
Director
Equitable Financial Corp.

Director
Equitable Federal Savings Bank of Grand Island

/s/ Jack E. Rasmussen	July 15, 2005
Jack E. Rasmussen
Director
Equitable Financial Corp.

Director
Equitable Federal Savings Bank of Grand Island

/s/ Douglas J. Redman	July 15, 2005
Douglas J. Redman
Director
Equitable Financial Corp.

Director
Equitable Federal Savings Bank of Grand Island

/s/ Benedict P. Wassinger, Jr.	July 15, 2005
Benedict P. Wassinger, Jr.
Director
Equitable Financial Corp.

Director
Equitable Federal Savings Bank of Grand Island